WATFORD REPORTS 2019 FIRST QUARTER RESULTS
PEMBROKE, BERMUDA -- (GLOBE NEWSWIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported a net income of $47.6 million after payment of $4.9 million of preferred dividends for the three months ended March 31, 2019, compared to a net income of $12.8 million after payment of $4.9 million of preferred dividends in the same period in 2018. The results included:

•
Net income available to Watford common shareholders of $47.6 million, or $2.10 per share, a 20.8% annualized return on average equity, compared to a net income of $12.8 million, or $0.56 per share, a 5.4% annualized return on average equity for the 2018 first quarter[1];

•	Book value per common share of $41.52 at March 31, 2019, a 5.9% increase from December 31, 2018;

•
Combined ratio of 104.1%, comprised of a 75.9% loss ratio, a 23.3% acquisition expense ratio and a 4.9% general and administrative expense ratio, compared to a combined ratio of 101.0% for the prior year first quarter, comprised of a 71.7% loss ratio, a 25.6% acquisition expense ratio and a 3.7% general and administrative expense ratio;

•
Net interest income of $30.4 million, a 1.5% yield on average net assets for the 2019 first quarter, compared to net interest income of $24.1 million and a 1.2% yield on average net assets for the 2018 first quarter; and

•
Net investment income of $58.4 million, a 2.8% return on average net assets for the 2019 first quarter, compared to net investment income of $19.5 million and a 1.0% return on average net assets for the 2018 first quarter.

Commenting on the 2019 first quarter financial results, John Rathgeber, CEO of Watford Holdings Ltd., said:
“We are pleased to be issuing our first earnings release as a public company, marking a major milestone in the evolution of our company. Our first quarter results were quite strong and speak to both the resilience of our business model and our ongoing earnings potential: the annualized return on average equity exceeded 20% and the quarterly growth in book value per share was just under 6.0%.
We continue to expand our insurance writings while trimming some of our casualty reinsurance, which has important ramifications for both our forward-looking combined ratio and our free cash flow. There are signs of improved market conditions in many areas, which should further enhance our prospects going forward.
While a good portion of the positive result was due to unrealized investment gains, it is important to note that our net interest income was up 26% from the first quarter of 2018. Price movements creating unrealized gains and losses in investments may influence our income on a quarterly basis, but net interest income will be the major driver of our long-term book value growth.”

1 Annualized return on average equity represents net income (loss) expressed as a percentage of average common shareholders’ equity during the period. Annualized return on average equity for the three months ended March 31, 2019 and 2018 is calculated by extrapolating the quarterly return on average equity over a twelve month period. For the three month period, the average common shareholders’ equity is calculated as the average of the beginning and ending common shareholders’ equity of each quarterly period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended March 31,
	2019	2018	% Change
	($ in thousands)
Gross premiums written	$186,689	$213,870	(12.7)%
Net premiums written	145,387	179,552	(19.0)%
Net premiums earned	146,094	136,747	6.8%
Underwriting income (loss) (1)	(5,970)	(1,262)	(373.1)%

			% Point Change
Loss ratio	75.9%	71.7%	4.2%
Acquisition expense ratio	23.3%	25.6%	(2.3)%
General & administrative expense ratio	4.9%	3.7%	1.2%
Combined ratio	104.1%	101.0%	3.1%
Adjusted combined ratio (2)	102.3%	99.6%	2.7%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio, as well as related reconciliations of our adjusted loss ratio, adjusted acquisition expense ratio and adjusted general and administrative expense ratio to our loss ratio, acquisition expense ratio and general and administrative expense ratio, respectively.
The following table shows the components of our loss and loss adjustment expenses for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019		2018
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$110,901	75.9%	$97,386	71.3%
Prior year development (favorable)/adverse	(51)	—%	603	0.4%
Loss and loss adjustment expenses	$110,850	75.9%	$97,989	71.7%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended March 31,
	2019	2018
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$75,601	$85,963
Other specialty reinsurance	24,298	64,499
Property catastrophe reinsurance	5,992	3,845
Insurance programs and coinsurance	80,798	59,563
Total	$186,689	$213,870

Net premiums written:
Casualty reinsurance	$75,065	$85,695
Other specialty reinsurance	23,182	57,538
Property catastrophe reinsurance	5,982	3,834
Insurance programs and coinsurance	41,158	32,485
Total	$145,387	$179,552

Net premiums earned:
Casualty reinsurance	$63,313	$67,741
Other specialty reinsurance	44,561	37,778
Property catastrophe reinsurance	2,971	2,636
Insurance programs and coinsurance	35,249	28,592
Total	$146,094	$136,747
Gross and net premiums written in the 2019 first quarter were 12.7% and 19.0% lower, respectively, than the 2018 first quarter. The decrease in gross and net premiums written reflected a reduction in casualty reinsurance and other specialty reinsurance premiums written in the 2019 first quarter. Net premiums earned in the 2019 first quarter were 6.8% higher compared to the 2018 first quarter. The increase in net premiums earned was driven by growth in insurance programs and the continued earning of a higher level of other specialty reinsurance premiums written in previous quarters.
The loss ratio was 75.9% in the first quarter, compared to 71.7% in the 2018 first quarter. The change in the 2019 first quarter loss ratio resulted, in part, from changes in mix of business, as the loss ratio for insurance programs is slightly higher than the loss ratio for casualty reinsurance, with a correspondingly lower acquisition cost ratio.
The 2019 first quarter loss ratio was impacted by a $1.2 million facultative property per risk loss, as well as $0.8 million of net reserve increases for prior year property catastrophe events driven by Typhoon Jebi. This compares to $0.4 million favorable catastrophe loss development in the 2018 first quarter. Across all lines, however, net loss reserve development was slightly favorable and had a negligible impact on the 2019 first quarter loss ratio. This compares to 0.4 points of net unfavorable loss reserve development in the 2018 first quarter.
The acquisition expense ratio was 23.3% in the first quarter, compared to 25.6% in the 2018 first quarter, reflecting a shift in business mix, as the Company wrote a higher proportion of direct insurance program business.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended March 31,
	2019	2018
	($ in thousands)
Interest income	$43,141	$34,645
Investment management fees - related parties	(4,409)	(4,146)
Borrowing and miscellaneous other investment expenses	(8,298)	(6,360)
Net interest income	30,434	24,139
Realized gains (losses) on investments	1,282	(11,641)
Unrealized gains (losses) on investments	32,438	9,635
Investment performance fees - related parties	(5,800)	(2,597)
Net investment income (loss)	$58,354	$19,536

Unrealized gains on investments (balance sheet)	$32,106	$51,592
Unrealized losses on investments (balance sheet)	(111,535)	(36,194)
Net unrealized gains (losses) on investments (balance sheet)	$(79,429)	$15,398

Net interest income yield on average net assets (1)	1.5%	1.2%
Non-investment grade portfolio (1)	1.9%	1.6%
Investment grade portfolio (1)	0.6%	0.4%
Net investment income return on average net assets (1)	2.8%	1.0%
Non-investment grade portfolio (1)	3.4%	1.8%
Investment grade portfolio (1)	1.1%	(0.6)%

Net investment income return on average total investments (2)	2.1%	0.8%
Non-investment grade portfolio (2)	2.7%	1.5%
Investment grade portfolio (2)	1.1%	(0.6)%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three month period, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments per the balance sheet. For the three month period, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following chart shows the composition of our non-investment grade and investment grade portfolios as of March 31, 2019:

As of March 31, 2019
Non-Investment Grade
($ in millions)
Total non-investment grade investments	$1,909.1

Portfolio allocation by asset class:
Term loans	53.6%
Corporate bonds	20.2%
Asset-backed securities	9.2%
Short-term investments	7.4%
Equities	6.5%
Other investments	2.7%
Mortgage-backed securities	0.4%

As of March 31, 2019
Investment Grade
($ in millions)
Total investment grade investments	$921.1

Portfolio allocation by asset class:
U.S. government and government agency bonds	36.7%
Corporate bonds	17.7%
Asset-backed securities	15.4%
Non-U.S. government and government agency bonds	15.2%
Short-term investments	12.4%
Mortgage-backed securities	1.8%
Municipal government and government agency bonds	0.8%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function and Non-Underwriting
The Company has a corporate function that includes general and administrative expenses related to corporate activities, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preferred shares.
Preferred dividends for the 2019 first quarter were $4.9 million, compared to $4.9 million for the 2018 first quarter.
There was a net foreign exchange loss for the 2019 first quarter of $0.4 million, compared to a net foreign exchange loss for the 2018 first quarter of $1.3 million.
Conference Call
The Company will hold a conference call on Wednesday, May 1, 2019 at 1:00 p.m. Eastern time to discuss its 2019 first quarter results. A live webcast of this call will be available via the Investors section of the Company’s website at http://investors.watfordre.com. A replay of the conference call will also be available via the Investors section of the Company’s website beginning on May 2nd.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.2 billion in capital as of March 31, 2019, with operations in Bermuda, the United States, and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency “KBRA.”

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	March 31,	December 31,
	2019	2018
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $1,067,676 and $1,055,664)	$1,022,238	$1,000,652
Fixed maturities, fair value option (Amortized cost: $854,510 and $972,653)	826,016	922,819
Short-term investments, fair value option (Cost: $256,065 and $281,959)	256,711	282,132
Equity securities, fair value option	58,801	56,638
Other investments, fair value option	51,556	49,762
Investments, fair value option	2,215,322	2,312,003
Fixed maturities, available for sale (Amortized cost: $549,176 and $397,509)	549,834	393,351
Equity securities, fair value through net income	65,010	33,013
Total investments	2,830,166	2,738,367
Cash and cash equivalents	56,301	63,529
Accrued investment income	17,346	19,461
Premiums receivable	252,850	227,301
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	102,817	86,445
Prepaid reinsurance premiums	72,960	61,587
Deferred acquisition costs, net	80,664	80,858
Receivable for securities sold	62,566	24,507
Intangible assets	7,650	7,650
Funds held by reinsurers	44,638	44,830
Other assets	24,911	18,321
Total assets	$3,552,869	$3,372,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,104,532	$1,032,760
Unearned premiums	401,838	390,114
Losses payable	42,929	24,750
Reinsurance balances payable	27,039	21,034
Payable for securities purchased	95,577	60,142
Payable for securities sold short	28,737	8,928
Revolving credit agreement borrowings	652,743	693,917
Amounts due to affiliates	8,198	5,888
Investment management and performance fees payable	10,483	3,807
Other liabilities	17,819	20,916
Total liabilities	$2,389,895	$2,262,256
Commitments and contingencies
Contingently redeemable preferred shares	221,083	220,992
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued and outstanding: 22,682,875)	227	227
Additional paid-in capital	895,386	895,386
Retained earnings (deficit)	46,357	(1,275)
Accumulated other comprehensive income (loss)	(79)	(4,730)
Total shareholders’ equity	941,891	889,608
Total liabilities, contingently redeemable preferred shares and shareholders’ equity	$3,552,869	$3,372,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENT OF INCOME (LOSS) (UNAUDITED)

	(Unaudited)
	Three Months Ended March 31,
	2019	2018	Change QTR %
Revenues	($ in thousands)
Gross premiums written	$186,689	$213,870	(13)%
Gross premiums ceded	(41,302)	(34,318)	20%
Net premiums written	145,387	179,552	(19)%
Change in unearned premiums	707	(42,805)	(102)%
Net premiums earned	146,094	136,747	7%
Other underwriting income (loss)	592	701	(16)%
Interest income	43,141	34,645	25%
Investment management fees - related parties	(4,409)	(4,146)	6%
Borrowing and miscellaneous other investment expenses	(8,298)	(6,360)	30%
Net interest income	30,434	24,139	26%
Realized and unrealized gains (losses) on investments	33,720	(2,006)	(1,781)%
Investment performance fees - related parties	(5,800)	(2,597)	123%
Net investment income (loss)	58,354	19,536	199%
Total revenues	205,040	156,984	31%
Expenses
Loss and loss adjustment expenses	(110,850)	(97,989)	13%
Acquisition expenses	(33,974)	(34,963)	(3)%
General and administrative expenses	(7,240)	(5,057)	43%
Net foreign exchange gains (losses)	(437)	(1,283)	(66)%
Total expenses	(152,501)	(139,292)	9%
Income (loss) before income taxes	52,539	17,692	197%
Income tax expense	—	(3)	(100)%
Net income (loss) before preferred dividends	52,539	17,689	197%
Preferred dividends	(4,907)	(4,907)	—%
Net income (loss) available to common shareholders	$47,632	$12,782	273%
Earnings (loss) per share:
Basic and diluted	$2.10	$0.56	275%
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic and diluted	22,682,875	22,682,875	—%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of non-recurring costs of the holding company, such as costs associated with the initial setup of subsidiaries, as well as costs associated with the ongoing operations of the holding company such as salaries of certain executives.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), income tax expenses and preferred dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), income tax expenses, preferred dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses.  The Company believes that preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments, respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflect the performance of the investment portfolios that predominantly support our underwriting collateral.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables presents a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended March 31,
	2019	2018
	($ in thousands)
Net income (loss) available to common shareholders	$47,632	$12,782
Preferred dividends	4,907	4,907
Net income (loss) before dividends	52,539	17,689
Income tax expense	—	3
Net foreign exchange (gains) losses	437	1,283
Net investment (income) loss	(58,354)	(19,536)
Other underwriting (income) loss	(592)	(701)
Underwriting income (loss)	(5,970)	(1,262)
Certain corporate expenses	1,963	1,143
Other underwriting income (loss)	592	701
Adjusted underwriting income (loss)	$(3,415)	$582

The adjusted combined ratio reconciles to the combined ratio for the three months ended March 31, 2019 and 2018 as follows:

	Three Months Ended March 31,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$110,850	$—	$110,850	$97,989	$—	$97,989
Acquisition expenses	33,974	—	33,974	34,963	—	34,963
General & administrative expenses (1)	7,240	(1,963)	5,277	5,057	(1,143)	3,914
Net premiums earned (1)(2)	146,094	592	146,686	136,747	701	137,448

Loss ratio	75.9%			71.7%
Acquisition expense ratio	23.3%			25.6%
General & administrative expense ratio (1)	4.9%			3.7%
Combined ratio	104.1%			101.0%
Adjusted combined ratio			102.3%			99.6%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.
(2) The adjustment to net premiums earned relates to “other underwriting income” from underwriting contracts accounted for as derivatives.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table summarizes the components of our total investment return for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (3)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (3)	Total
	($ in thousands)
Interest income	$37,339	$5,802	$—	$43,141	$30,878	$3,767	$—	$34,645
Investment management fees - related parties	(4,071)	(338)	—	(4,409)	(3,852)	(294)	—	(4,146)
Borrowing and miscellaneous other investment expenses	(4,858)	(204)	(3,236)	(8,298)	(3,946)	(135)	(2,279)	(6,360)
Net interest income	28,410	5,260	(3,236)	30,434	23,080	3,338	(2,279)	24,139
Net realized gains (losses) on investments	1,319	(37)	—	1,282	(9,246)	(2,395)	—	(11,641)
Net unrealized gains (losses) on investments	27,625	4,813	—	32,438	15,163	(5,528)	—	9,635
Investment performance fees - related parties	(5,800)	—	—	(5,800)	(2,597)	—	—	(2,597)
Net investment income (loss)	$51,554	$10,036	$(3,236)	$58,354	$26,400	$(4,585)	$(2,279)	$19,536

Average total investments (1)	$1,895,843	$888,424	$—	$2,784,267	$1,746,009	$769,384	$—	$2,515,392
Average net assets (2)	$1,506,245	$886,927	$(316,987)	$2,076,185	$1,433,878	$772,872	$(266,366)	$1,940,384

Net interest income yield on average net assets (2)	1.9%	0.6%		1.5%	1.6%	0.4%		1.2%
Net investment income return on average total investments (1)	2.7%	1.1%		2.1%	1.5%	(0.6)%		0.8%
Net investment income return on average net assets (2)	3.4%	1.1%	(1.0)%	2.8%	1.8%	(0.6)%	(0.9)%	1.0%
(1) Net investment income return on average total investments is calculated by dividing net investment income by average total investments per the balance sheet.
(2) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(3) The cost of underwriting collateral is calculated as the revolving credit agreement borrowing expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of March 31, 2019				As of March 31, 2018
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,895,843	$888,424	$—	$2,784,267	$1,746,009	$769,384	$—	$2,515,392
Average net assets - QTD	1,506,245	886,927	(316,987)	2,076,185	1,433,878	772,872	(266,366)	1,940,384

Total investments	$1,909,095	$921,071	$—	$2,830,166	$1,739,961	$794,608	$—	$2,534,569
Accrued Investment Income	13,300	4,046	—	17,346	13,701	3,130	—	16,831
Receivable for Securities Sold	62,365	201	—	62,566	46,968	600	—	47,568
Less: Payable for Securities Purchased	83,189	12,388	—	95,577	79,786	—	—	79,786
Less: Payable for Securities Sold Short	28,737	—	—	28,737	63,110	—	—	63,110
Less: Revolving credit agreement borrowings	326,256	—	326,487	652,743	220,798	—	279,315	500,113
Net assets	$1,546,578	$912,930	$(326,487)	$2,133,021	$1,436,936	$798,338	$(279,315)	$1,955,959
Non-investment grade borrowing ratio (1)	21.1%				15.4%

Unrealized gains on investments	28,066	4,040	—	32,106	46,105	5,487	—	51,592
Unrealized losses on investments	(104,700)	(6,835)	—	(111,535)	(25,573)	(10,621)	—	(36,194)
Net unrealized gains (losses) on investments	(76,634)	(2,795)	—	(79,429)	20,532	(5,134)	—	15,398
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release, in the Company’s Registration Statement on Form S-1 (File No. 333-230080) (as amended, the “Form S-1”) filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s periodic reports filed with the SEC, and include:

•	our limited operating history;

•	fluctuations in the results of our operations;

•	our ability to compete successfully with more established competitors;

•	our losses exceeding our reserves;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	our potential inability to pay dividends or distributions;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	the suspension or revocation of our subsidiaries’ insurance licenses;

•	Watford Holdings potentially being deemed an investment company under U.S. federal securities law;

•	the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);

•	our dependence on certain subsidiaries of Arch Capital Group Ltd. (“Arch”) for services critical to our underwriting operations;

•	changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;

•	our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

•	the termination by HPS or AIM of any of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	changes in the regulatory environment;

•	our potentially becoming subject to U.S. federal income taxation;

•	our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions; and

•
the other matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of the Company’s Form S-1, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contacts
Laurence Richardson (Investor Contact): lbr@watfordholdings.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com